UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2013

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Incentive Plan

On March 25, 2013, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) approved a 2013 Executive Incentive Plan (the “EIP”), an incentive compensation plan for certain Bank officers, which became effective on that same day. The Bank's principal executive officer, principal financial officer, and other named executive officers, as identified in the Bank’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2013 (the “2012 Annual Report”) are participants in the EIP.

Named Executive Officers' Incentive Goals

As EIP participants, each named executive officer has an incentive award opportunity that combines short- and long-term incentives providing for the award of bonuses based on performance over one- and three-year periods calculated using weighted performance goals.

Short-Term Goals under the EIP

The following table sets forth the short-term goals and related weighting for each of the named executive officers, excluding the senior vice president/chief risk officer.

Short-Term Goal	Weight	Threshold	Target	Excess
Adjusted(1) Increase in Retained Earnings Over December 31, 2012 Balance	25%	$98.6 million(1)	$109.5 million(1)	$131.4 million(1)
New Business and Mission Goal	25%	$1 billion in new advances with terms greater than or equal to one year in term disbursed	$2 billion in new advances with terms greater than or equal to one year in term disbursed	$4 billion in new advances with terms greater than or equal to one year in term disbursed
Pre-assessment, Pre-OTTI Core Net Income(2), subject to risk limits(3)	20%	$165.0 million, as adjusted for interest rates(4)	$183.3 million, as adjusted for interest rates(4)	$220.0 million, as adjusted for interest rates(4)
Bankwide Operational Goals (Derivatives Business Improvements, Implementation of MPF Initiatives, Migration of Contracts Database to Central Repository)	20%	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP
Individual, Bankwide or Department-Specific Initiatives	10%	As documented by manager	As documented by manager	As documented by manager
_____________________________________

(1)
The increase in retained earnings will be adjusted to net out the impacts of prepayment fee income and debt retirement expense, such that these “one-time” income/expense events will instead be recognized over the original term to maturity of the affected asset or liability.

(2)
“Pre-assessment, Pre-OTTI Core Net Income” means net income for fiscal year 2013 reported in accordance with United States Generally Accepted Accounting Principles excluding the effects of prepayment fees in excess of certain historical prepayment fees, certain net fair-value adjustments based on unrealized gains and losses from hedging activities and trading securities, debt retirement costs in excess of certain historical debt retirement costs, the credit portion of losses attributable to the other-than-temporary-impairment of investment securities, and certain required assessments in connection with the Bank's Affordable Housing Program. Such required assessments are discussed in Item 1— Business — Assessments — AHP Assessment in the 2012 Annual Report.

(3)
Achievement of the goal is subject to compliance with the Bank's value at risk and duration of equity limits for at least 10 of the 12 months of the year. These limits are discussed in Item 7A — Quantitative and Qualitative Disclosure About Market Risk — Measurement of Market and Interest-Rate Risk in the 2012 Annual Report. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.

(4)
Each of the performance levels will be adjusted up or down by $400,000 for every basis point by which the average daily federal funds rate deviates from the 0.2% assumed average daily federal funds rate in the Bank's 2013 strategic business plan.

The following table sets forth the short-term goals and related weighting for the senior vice president/chief risk officer.

Short-Term Goal	Weight	Threshold	Target	Excess
Adjusted Increase in Retained Earnings Over December 31, 2012 Balance(1)	25%	$98.6 million(1)	$109.5 million(1)	$131.4 million(1)
Bankwide Enterprise Risk Management (ERM) Department's Initiatives	30%	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP
Bankwide Operational Goals (Derivatives Business Improvements, Implementation of MPF Initiatives, Migration of Contracts Database to Central Repository)	20%	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP	As set forth in Appendix A to the EIP
Remediation of 2012 Report of Examination Matters Requiring Attention (MRAs), excluding an MRA on a report on asset classifications from this goal as set forth in the EIP	15%	Clearance of 6 of 9 MRAs	Clearance of 100% of MRAs	Not applicable.
Individual, Bankwide or Department-Specific Initiatives	10%	As documented by manager	As documented by manager	As documented by manager
_____________________________________

(1)
The increase in retained earnings will be adjusted to net out the impacts of prepayment fee income and debt retirement expense, such that these “one-time” income/expense events will instead be recognized over the original term to maturity of the affected asset or liability.

Long-Term Goals under the EIP

The EIP includes two long-term goals. One is a long-term goal based on the Bank's actual retained earnings as of December 31, 2015. This goal is weighted at 67% in determining the long-term incentive award. The following table sets forth this goal.

Long-Term Goal	Retained Earnings as of December 31, 2015
Threshold	$692.4 million
Target	$769.3 million
Excess	$923.2 million

The second long-term goal is based on the achievement of targeted regulatory goals by December 31, 2015. This goal is weighted at 33% in determining the long-term incentive award.

Named Executive Officers' Incentive Award Opportunities under the EIP

Named executive officers are assigned an incentive award opportunity that combines short- and long-term incentives and is expressed in the following table as a percentage of the participant's 2013 base salary at December 31, 2013 (“Incentive Salary”).

	Combined Short and Long-Term Incentive Opportunities
	Threshold	Target	Excess
President	25.500%	51.000%	76.500%
All Other Named Executive Officers	18.700%	37.400%	56.100%

Each EIP participant's short-term goal achievement and resulting short-term award will be determined based on results as of December 31, 2013. The EIP's short-term incentive opportunities for the named executive officers are set forth in the following table in each case expressed as percentage of Incentive Salary.

	2012 Short-Term Incentive Opportunities
	Threshold	Target	Excess
President	12.750%	25.500%	38.250%
All Other Named Executive Officers	9.350%	18.700%	28.050%

Awards based on the short-term goals are subject to:

•
the requirement that the participant be in employment with the Bank on the short-term award payment date in March 2014, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and

•	Board approval and Federal Housing Finance Agency, the Bank’s principal regulator (the “Finance Agency”), review, if required.

The remaining fifty (50) percent of the combined award, to be calculated after December 31, 2013, is the target long-term incentive opportunity, with threshold and excess incentive opportunities tied to threshold and excess levels of achievement of the long-term goal, as set forth in the following table.

Long-Term Incentive Opportunities
	Threshold	Target	Excess
All Named Executive Officers	50% of the remaining 50% of the combined short- and long-term incentive opportunity	The remaining 50% of the combined short- and long-term incentive opportunity	150% of the remaining 50% of the combined short- and long-term incentive opportunity

The receipt of awards based on the long-term goals is subject to:

•
the requirement that the participant be in employment with the Bank on the long-term award payment date in March 2016, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and

•	Board approval and review and non-objection by the Finance Agency (to the extent required by the Finance Agency).

Additionally, at the discretion of the Board, long-term awards may be reduced or eliminated for some or all EIP participants, if, during calendar years 2014 and/or 2015, any of the following occur such that if it had occurred prior to the year-end 2013 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

•
operational errors or omissions resulting in material revisions to the 2013 financial results, information submitted to the Finance Agency supporting the goal results or payout calculation, or other data used to determine the combined award at year-end 2013;

•
submission of significant information to the SEC, Office of Finance (the Bank’s agent for the issuing and servicing of debt), and/or Finance Agency materially beyond any deadline or applicable grace period, other than late submissions that are caused by Acts of God or other events beyond the reasonable control of the participants; or

•
failure by the Bank to make sufficient progress, as determined by the Finance Agency, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

EIP Administration

The EIP is administered by the Board’s Personnel Committee (the “Personnel Committee”), which has full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. The Personnel Committee has the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without resubmission to the Finance Agency. Subject to certain limited exceptions in the case of termination of employment by reason of death or disability or in certain instances of retirement, an EIP participant whose employment terminates before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's president/chief executive officer, with the concurrence of the Personnel Committee, in its sole discretion and subject to the review of the Finance Agency, if required.

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The foregoing description of the EIP is qualified in its entirety by reference to a copy of the EIP included herein as Exhibit 99.1 to this Form 8-K.

The information being furnished pursuant to Item 5.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

Exhibit 99.1 2013 Executive Incentive Plan

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 29, 2013	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer